Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations:	Media:
Leslie Hunziker	Richard Broome
(201) 307-2100	(201) 307-2486
investorrelations@hertz.com	rbroome@hertz.com

HERTZ CLARIFIES TOTAL REVENUE PER TRANSACTION DAY CALCULATION

Park Ridge, NJ, July 31, 2013 — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”), today provided additional information with respect to the calculation of total revenue per transaction day (“total RPD”)(1).  We introduced the total RPD metric in the first quarter of 2013.  We want to remind you that for our car rental segment, our total revenue includes revenue from fleet subleases, Donlen leasing transactions and licensee transactions, among other items.  This was disclosed in our first quarter Form 10-Q in the MD&A revenue - car rental segment section along with the actual dollar amounts for each of these items.

For purposes of calculating total RPD we excluded revenue from Donlen leasing transactions and currency effects, as disclosed in table 7 of our earnings press releases. Total RPD for the second quarter does include the positive impact of the sublease fees. However, it also includes the negative impact of year over year changes related to mix, rental length and franchised divestitures.  Total revenue for the second quarter included $22.2 million associated with vehicles leased to Franchise Services of North America (FSNA) in connection with the Company’s sale of Advantage which was only 1% of our worldwide car rental revenue, excluding Donlen.

Given the unique and temporary nature of the sublease revenue, and to provide clarity, we will not include it in our total RPD calculation going forward.  If we didn’t include this $22.2 million of vehicle sublease revenue for the second quarter total RPD, as compared to the prior year, would be as described in the table below.

	Three months ended June 30, 2013
	As reported	YoY%	Excl. sublease revenue	YoY%
Worldwide total RPD (Table 4)	$48.58	1.2%	$48.10	0.2%
Domestic (Table 4)	$46.78	3.1%	$46.13	1.7%
U.S. Hertz Airport (Slide 9)	54.41	3.6%	52.99	0.9%
U.S. Hertz Airport - Commercial (Earnings call)	*	1.8%	*	-0.9%
U.S. Hertz Airport - Leisure (Earnings call)	*	4.4%	*	1.7%

* Data not provided

(1)   Total RPD is a non-GAAP measure. See the accompanying Tables and Exhibit for a reconciliation and definition and the reason the Company’s management believes that this measure provide useful information to investors regarding the Company’s financial condition and results of operations

ABOUT THE COMPANY

Hertz is the largest worldwide airport general use car rental brand, operating from approximately 10,900 corporate and licensee locations in approximately 150 countries in North America, Europe, Latin America, Asia, Australia, Africa, the Middle East and New Zealand.  Hertz is the largest airport general use car rental brand, operating from approximately 9,300 corporate and licensee locations in approximately 150 countries. Our Dollar and Thrifty brands have approximately 1,600 corporate and franchise locations in approximately 90 countries. Hertz is the number one airport car rental brand in the U.S. and at 120 major airports in Europe.  Hertz is an inaugural member of Travel + Leisure’s World’s Best Awards Hall of Fame and was recently named, for the thirteenth time, by the magazine’s readers as the Best Car Rental Agency. Hertz was also voted the Best Overall Car Rental Company in Zagat’s 2012/13 U.S. Car Rental Survey, earning top honors in 14 additional categories, and the Company swept the global awards for Best Rewards Program and Best Overall Benefits from FlyerTalk.com. Product and service initiatives such as Hertz Gold Plus Rewards, NeverLost®, and unique cars and SUVs offered through the Company’s Adrenaline, Prestige and Green Traveler Collections, also set Hertz apart from the competition. Additionally, Hertz owns the vehicle leasing and fleet management leader Donlen Corporation and operates the Hertz On Demand car sharing business. The Company also owns a leading North American equipment rental business, Hertz Equipment Rental Corporation, which includes Hertz Entertainment Services.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning the Company’s outlook, anticipated revenues and results of operations, as well as any other statement that does not directly relate to any historical or current fact. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. We believe these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	June 30,		of Total Revenues
	2013	2012	2013	2012
Total revenues	$2,714.6	$2,225.1	100.0%	100.0%

Expenses:
Direct operating	1,405.9	1,188.9	51.8%	53.4%
Depreciation of revenue earning equipment and lease charges	641.1	519.8	23.6%	23.4%
Selling, general and administrative	275.0	206.6	10.1%	9.3%
Interest expense	183.8	152.2	6.8%	6.8%
Interest income	(2.0)	(0.5)	(0.1)%	0.0%
Other income, net	(1.1)	(0.6)	—%	0.0%
Total expenses	2,502.7	2,066.4	92.2%	92.9%
Income before income taxes	211.9	158.7	7.8%	7.1%
Provision for taxes on income	(90.5)	(65.8)	(3.3)%	(2.9)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$121.4	$92.9	4.5%	4.2%

Weighted average number of shares outstanding:
Basic	400.8	420.0
Diluted	465.1	447.4

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.30	$0.22
Diluted (a)	$0.27	$0.21

	Six Months Ended		As a Percentage
	June 30,		of Total Revenues
	2013	2012	2013	2012
Total revenues	$5,151.2	$4,186.1	100.0%	100.0%

Expenses:
Direct operating	2,757.1	2,303.1	53.5%	55.0%
Depreciation of revenue earning equipment and lease charges	1,228.1	1,034.9	23.9%	24.7%
Selling, general and administrative	526.7	414.3	10.2%	9.9%
Interest expense	360.6	314.5	7.0%	7.5%
Interest income	(3.8)	(1.6)	(0.1)%	0.0%
Other income, net	(1.7)	(1.0)	0.0%	0.0%
Total expenses	4,867.0	4,064.2	94.5%	97.1%
Income before income taxes	284.2	121.9	5.5%	2.9%
Provision for taxes on income	(144.8)	(85.3)	(2.8)%	(2.0)%
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$139.4	$36.6	2.7%	0.9%

Weighted average number of shares outstanding:
Basic	408.3	419.1
Diluted	463.0	447.9

Earnings per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.34	$0.09
Diluted (a)	$0.31	$0.08

(a)      We had a change in policy in Q1 2013 with respect to settling the conversion of our 5.25% Convertible Senior Notes due June 2014.  For 2013, this policy change results in an adjustment to the numerator (net income) of our earnings per share computation.  The numerator is adjusted to add back the after-tax amount of interest recognized in the period associated with the Convertible Senior Notes on the same pro rata basis.

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,714.6	$—		$2,714.6	$2,225.1	$—		$2,225.1

Expenses:
Direct operating	1,405.9	(45.4	)(a)	1,360.5	1,188.9	(34.6	)(a)	1,154.3
Depreciation of revenue earning equipment and lease charges	641.1	(1.8	)(b)	639.3	519.8	(2.7	)(b)	517.1
Selling, general and administrative	275.0	(35.4	)(c)	239.6	206.6	(17.3	)(c)	189.3
Interest expense	183.8	(18.5	)(d)	165.3	152.2	(20.6	)(d)	131.6
Interest income	(2.0)	—		(2.0)	(0.5)	—		(0.5)
Other income, net	(1.1)	(1.5)		(2.6)	(0.6)	—		(0.6)
Total expenses	2,502.7	(102.6)		2,400.1	2,066.4	(75.2)		1,991.2
Income before income taxes	211.9	102.6		314.5	158.7	75.2		233.9
Provision for taxes on income	(90.5)	(19.6	)(e)	(110.1)	(65.8)	(13.7	)(e)	(79.5)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$121.4	$83.0		$204.4	$92.9	$61.5		$154.4

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$5,151.2	$—		$5,151.2	$4,186.1	$—		$4,186.1

Expenses:
Direct operating	2,757.1	(86.9	)(a)	2,670.2	2,303.1	(63.4	)(a)	2,239.7
Depreciation of revenue earning equipment and lease charges	1,228.1	(2.5	)(b)	1,225.6	1,034.9	(5.5	)(b)	1,029.4
Selling, general and administrative	526.7	(48.1	)(c)	478.6	414.3	(26.7	)(c)	387.6
Interest expense	360.6	(35.9	)(d)	324.7	314.5	(45.7	)(d)	268.8
Interest income	(3.8)	—		(3.8)	(1.6)	—		(1.6)
Other income, net	(1.7)	(1.4)		(3.1)	(1.0)	—		(1.0)
Total expenses	4,867.0	(174.8)		4,692.2	4,064.2	(141.3)		3,922.9
Income before income taxes	284.2	174.8		459.0	121.9	141.3		263.2
Provision for taxes on income	(144.8)	(15.9	)(e)	(160.7)	(85.3)	(4.2	)(e)	(89.5)
Net income attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$139.4	$158.9		$298.3	$36.6	$137.1		$173.7

(a)    Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $8.5 million and $9.0 million, respectively.  For the six months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $11.0 million and $17.0 million, respectively.

(b)    Represents the increase in depreciation of equipment rental revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)     Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $10.8 million and $12.2 million, respectively.  For the six months ended June 30, 2013 and 2012, also includes restructuring and restructuring related charges of $14.7 million and $14.1 million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)    Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.

(e)     Represents a provision for income taxes derived utilizing a normalized income tax rate (35% for 2013 and 34% for 2012).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Car Rental	$2,329.5	$1,889.6	$4,414.3	$3,547.9
Equipment Rental	384.3	335.0	735.4	637.1
Other reconciling items	0.8	0.5	1.5	1.1
	$2,714.6	$2,225.1	$5,151.2	$4,186.1

Depreciation of property and equipment:
Car Rental	$39.5	$29.9	$79.8	$60.8
Equipment Rental	8.5	8.3	17.0	16.6
Other reconciling items	2.5	3.3	5.0	6.4
	$50.5	$41.5	$101.8	$83.8

Amortization of other intangible assets:
Car Rental	$19.3	$9.2	$38.9	$18.4
Equipment Rental	10.3	10.3	20.8	19.8
Other reconciling items	0.5	0.4	1.0	0.8
	$30.1	$19.9	$60.7	$39.0

Income (loss) before income taxes:
Car Rental	$307.0	$234.8	$476.6	$296.4
Equipment Rental	62.8	28.1	95.0	38.2
Other reconciling items	(157.9)	(104.2)	(287.4)	(212.7)
	$211.9	$158.7	$284.2	$121.9

Corporate EBITDA (a):
Car Rental	$394.3	$302.7	$641.9	$425.1
Equipment Rental	165.7	126.4	304.7	233.7
Other reconciling items	(19.6)	(21.4)	(41.8)	(43.1)
	$540.4	$407.7	$904.8	$615.7

Adjusted pre-tax income (loss) (a):
Car Rental	$363.0	$277.4	$571.4	$369.0
Equipment Rental	74.1	42.5	119.9	68.4
Other reconciling items	(122.6)	(86.0)	(232.3)	(174.2)
	$314.5	$233.9	$459.0	$263.2

Adjusted net income (loss) (a):
Car Rental	$235.9	$183.1	$371.4	$243.6
Equipment Rental	48.2	28.1	77.9	45.1
Other reconciling items	(79.7)	(56.8)	(151.0)	(115.0)
	$204.4	$154.4	$298.3	$173.7

Adjusted diluted number of shares outstanding (a)	465.1	447.4	463.0	447.9

Adjusted diluted earnings per share (a)(b)	$0.45	$0.35	$0.65	$0.39

(a)                                 Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)                                 See footnote explanation in Table 1.

Note:                  “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of Jun. 30,	prior year	of Jun. 30,	prior year
	2013	period	2013	period
Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	9,208	22.5%	16,902	21.6%
Domestic (Hertz, Dollar and Thrifty)	7,208	28.3%	13,308	27.3%
International (Hertz, Dollar and Thrifty)	2,000	5.4%	3,594	4.2%

Worldwide transaction days (in thousands)	45,439	22.0%	84,510	22.6%
Domestic (Hertz, Dollar and Thrifty)	34,178	29.9%	64,242	30.7%
International (Hertz, Dollar and Thrifty)	11,261	2.9%	20,268	2.4%

Worldwide Total RPD (a)	$48.58	1.2%	$49.30	1.9%
Domestic (Hertz, Dollar and Thrifty)	$46.78	3.1%	$47.99	3.9%
International (Hertz, Dollar and Thrifty) (b)	$54.05	(0.5)%	$53.48	(0.8)%

Worldwide average number of cars during period	830,300	26.5%	816,100	30.5%
Domestic (Hertz company-operated)	470,400	33.2%	472,200	40.2%
Domestic (Leased)	28,400	N/A	26,600	N/A
International (Hertz company-operated)	163,500	4.1%	150,500	3.9%
Donlen (under lease and maintenance)	168,000	15.0%	166,800	16.0%

Worldwide revenue earning equipment, net (in millions)	$13,320.7	28.0%	$13,320.7	28.0%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$351.0	15.8%	$673.1	16.6%
Same store revenue growth , including initiatives (a) (b)	11.4%	56.2%	12.4%	53.1%
Average acquisition cost of revenue earning equipment operated during period (in millions)	$3,373.1	12.3%	$3,324.7	12.6%
Worldwide revenue earning equipment, net (in millions)	$2,385.3	17.5%	$2,385.3	17.5%

Other Financial Data (in millions)

Cash flows provided by operating activities	$715.1	5.4%	$1,458.6	24.6%
Free cash flow (a)	(327.0)	144.8%	(404.8)	(2.2)%
EBITDA (a)	1,115.8	25.1%	2,032.2	27.7%
Corporate EBITDA (a)	540.4	32.5%	904.8	47.0%

Selected Balance Sheet Data (in millions)

	June 30,	December 31,
	2013	2012
Cash and cash equivalents	$483.1	$533.3
Total revenue earning equipment, net	15,706.0	12,908.3
Total assets	25,932.3	23,286.0
Total debt	17,842.0	15,448.6
Net corporate debt (a)	7,054.1	5,934.4
Net fleet debt (a)	9,911.6	8,409.3
Total net debt (a)	16,965.7	14,343.7
Total equity	2,164.2	2,507.3

(a)         Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)         Based on 12/31/12 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS), ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$2,329.5	$384.3	$0.8	$2,714.6	$1,889.6	$335.0	$0.5	$2,225.1
Expenses:
Direct operating and selling, general and administrative	1,380.3	239.1	61.5	1,680.9	1,123.8	230.4	41.3	1,395.5
Depreciation of revenue earning equipment and lease charges	568.4	72.7	0.0	641.1	454.1	65.7	0.0	519.8
Interest expense	76.7	11.7	95.4	183.8	77.2	11.5	63.5	152.2
Interest income	(1.9)	(0.1)	0.0	(2.0)	(0.3)	(0.1)	(0.1)	(0.5)
Other income, net	(1.0)	(1.9)	1.8	(1.1)	0.0	(0.6)	0.0	(0.6)
Total expenses	2,022.5	321.5	158.7	2,502.7	1,654.8	306.9	104.7	2,066.4
Income (loss) before income taxes	307.0	62.8	(157.9)	211.9	234.8	28.1	(104.2)	158.7
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	20.4	10.3	0.5	31.2	14.5	10.8	1.0	26.3
Depreciation of revenue earning equipment	1.9	—	—	1.9	2.7	—	—	2.7
Non-cash debt charges (b)	5.4	1.1	13.0	19.5	10.6	1.1	8.9	20.6
Restructuring charges (c)	15.7	0.9	1.0	17.6	11.8	2.5	1.8	16.1
Restructuring related charges (c)	6.7	—	1.9	8.6	3.1	—	1.9	5.0
Derivative (gains) losses (c)	0.1	—	—	0.1	(0.1)	—	0.1	—
Acquisition related costs (d)	—	—	9.1	9.1	—	—	4.5	4.5
Integration expensess (d)	(0.6)	—	9.8	9.2	—	—	—	—
Management transition costs (d)	—	—	—	—	—	—	—	—
Other unusual/non-recurring (c)	6.4	(1.0)	—	5.4	—	—	—	—
Adjusted pre-tax income (loss)	363.0	74.1	(122.6)	314.5	277.4	42.5	(86.0)	233.9
Assumed (provision) benefit for income taxes (e)	(127.1)	(25.9)	42.9	(110.1)	(94.3)	(14.4)	29.2	(79.5)
Adjusted net income (loss)	$235.9	$48.2	$(79.7)	$204.4	$183.1	$28.1	$(56.8)	$154.4
Adjusted diluted number of shares outstanding				465.1				447.4

Adjusted diluted earnings per share (f)				$0.45				$0.35

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$4,414.3	$735.4	$1.5	$5,151.2	$3,547.9	$637.1	$1.1	$4,186.1
Expenses:
Direct operating and selling, general and administrative	2,708.5	471.1	104.2	3,283.8	2,189.2	446.7	81.5	2,717.4
Depreciation of revenue earning equipment and lease charges	1,081.4	146.7	0.0	1,228.1	905.8	129.1	0.0	1,034.9
Interest expense	152.5	25.1	183.0	360.6	157.8	24.3	132.4	314.5
Interest income	(3.6)	(0.1)	(0.1)	(3.8)	(1.3)	(0.2)	(0.1)	(1.6)
Other income, net	(1.1)	(2.4)	1.8	(1.7)	0.0	(1.0)	0.0	(1.0)
Total expenses	3,937.7	640.4	288.9	4,867.0	3,251.5	598.9	213.8	4,064.2
Income (loss) before income taxes	476.6	95.0	(287.4)	284.2	296.4	38.2	(212.7)	121.9
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	40.9	20.8	1.1	62.8	24.7	20.8	2.0	47.5
Depreciation of revenue earning equipment	4.0	—	—	4.0	5.5	—	—	5.5
Non-cash debt charges (b)	11.1	2.3	23.4	36.8	21.7	2.7	21.4	45.8
Restructuring charges (c)	18.9	1.3	1.1	21.3	17.0	6.7	1.8	25.5
Restructuring related charges (c)	9.3	1.5	2.0	12.8	3.7	—	1.9	5.6
Derivative (gains) losses (c)	0.1	—	(0.1)	—	—	—	—	—
Acquisition related costs (d)	—	—	11.7	11.7	—	—	11.4	11.4
Integration expensess (d)	4.1	—	15.9	20.0	—	—	—	—
Management transition costs (d)	—	—	—	—	—	—	—	—
Other unusual/non-recurring (c)	6.4	(1.0)	—	5.4	—	—	—	—
Adjusted pre-tax income (loss)	571.4	119.9	(232.3)	459.0	369.0	68.4	(174.2)	263.2
Assumed (provision) benefit for income taxes (e)	(200.0)	(42.0)	81.3	(160.7)	(125.4)	(23.3)	59.2	(89.5)
Adjusted net income (loss)	$371.4	$77.9	$(151.0)	$298.3	$243.6	$45.1	$(115.0)	$173.7
Adjusted diluted number of shares outstanding				463.0				447.9

Adjusted diluted earnings per share (f)				$0.65				$0.39

(a)    Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities.  Also represents the purchase accounting effects of certain subsequent acquisitions on our results of operations relating to increased depreciation and amortization of intangible assets.

(b)    Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.

(c)     Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)    Amounts are included within selling, general and administrative expense in our statement of operations.

(e)     Represents a provision for income taxes derived utilizing a normalized income tax rate (35% for 2013 and 34% for 2012).

(f)      See footnote explanation in Table 1.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

FREE CASH FLOW, EBITDA, AND CORPORATE EBITDA

FREE CASH FLOW

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Income before income taxes	$211.9	$158.7	$284.2	$121.9
Depreciation of property and equipment	50.5	41.5	101.8	85.5
Amortization of intangibles and debt costs	49.7	40.5	97.5	84.5
Cash paid for income taxes	(37.3)	(15.3)	(43.0)	(37.7)
Changes in assets and liabilities, net of effects of acquisitions, and other	(182.9)	(45.2)	(176.7)	(74.1)
Net cash provided by operating activities excluding depreciation of revenue earning equipment	91.9	180.2	263.8	180.1
Car rental fleet growth (a)	(255.0)	(136.9)	(407.1)	(191.2)
Equipment rental fleet growth (a)	(94.9)	(90.5)	(135.9)	(93.8)
Property and equipment expenditures, net of disposals	(69.0)	(54.1)	(125.6)	(80.7)
Net investment activity	(418.9)	(281.5)	(668.6)	(365.7)
Free cash flow	$(327.0)	$(101.3)	$(404.8)	$(185.6)

(a)    Car rental fleet growth is defined as car rental fleet capital expenditures, net of proceeds from disposals, plus car rental fleet depreciation and net car rental fleet financing.  Equipment rental fleet growth is defined as equipment rental fleet expenditures, net of proceeds from disposals, plus depreciation. The calculation reflects the following:

FLEET GROWTH

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2012
	Car	Equipment		Car	Equipment
	Rental	Rental	Total	Rental	Rental	Total
Revenue earning equipment expenditures	$(3,361.5)	$(211.2)	$(3,572.7)	$(2,806.3)	$(206.9)	$(3,013.2)
Proceeds from disposal of revenue earning equipment	1,461.4	43.5	1,504.9	1,126.4	49.7	1,176.1
Net revenue earning equipment capital expenditures	(1,900.1)	(167.7)	(2,067.8)	(1,679.9)	(157.2)	(1,837.1)
Depreciation of revenue earning equipment	550.2	72.8	623.0	431.5	66.7	498.2
Net financing activity related to car rental fleet	1,094.9	—	1,094.9	1,111.5	—	1,111.5
Fleet growth	$(255.0)	$(94.9)	$(349.9)	$(136.9)	$(90.5)	$(227.4)

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2012
	Car	Equipment		Car	Equipment
	Rental	Rental	Total	Rental	Rental	Total
Revenue earning equipment expenditures	$(6,460.3)	$(365.2)	$(6,825.5)	$(5,331.3)	$(330.9)	$(5,662.2)
Proceeds from disposal of revenue earning equipment	3,660.3	82.5	3,742.8	3,077.4	108.0	3,185.4
Net revenue earning equipment capital expenditures	(2,800.0)	(282.7)	(3,082.7)	(2,253.9)	(222.9)	(2,476.8)
Depreciation of revenue earning equipment	1,048.0	146.8	1,194.8	861.2	129.1	990.3
Net financing activity related to car rental fleet	1,344.9	—	1,344.9	1,201.5	—	1,201.5
Fleet growth	$(407.1)	$(135.9)	$(543.0)	$(191.2)	$(93.8)	$(285.0)

EBITDA AND CORPORATE EBITDA

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$307.0	$62.8	$(157.9)	$211.9	$234.8	$28.1	$(104.2)	$158.7
Depreciation and amortization	627.5	91.6	3.0	722.1	493.3	84.4	3.7	581.4
Interest, net of interest income	74.8	11.6	95.4	181.8	76.9	11.4	63.4	151.7
EBITDA	1,009.3	166.0	(59.5)	1,115.8	805.0	123.9	(37.1)	891.8
Adjustments:
Car rental fleet interest	(72.5)	—	—	(72.5)	(73.5)	—	—	(73.5)
Car rental fleet depreciation	(568.4)	—	—	(568.4)	(454.1)	—	—	(454.1)
Non-cash expenses and charges (b)	5.3	0.0	11.7	17.0	10.4	0.0	7.5	17.9
Extraordinary, unusual or non-recurring gains and losses (c)	20.6	(0.3)	28.2	48.5	14.9	2.5	8.2	25.6
Corporate EBITDA	$394.3	$165.7	$(19.6)	$540.4	$302.7	$126.4	$(21.4)	$407.7

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$476.6	$95.0	$(287.4)	$284.2	$296.4	$38.2	$(212.7)	$121.9
Depreciation and amortization	1,200.6	184.6	6.0	1,391.2	985.3	164.7	7.2	1,157.2
Interest, net of interest income	148.9	25.0	182.9	356.8	156.5	24.1	132.3	312.9
EBITDA	1,826.1	304.6	(98.5)	2,032.2	1,438.2	227.0	(73.2)	1,592.0
Adjustments:
Car rental fleet interest	(143.2)	—	—	(143.2)	(149.4)	—	—	(149.4)
Car rental fleet depreciation	(1,081.4)	—	—	(1,081.4)	(905.8)	—	—	(905.8)
Non-cash expenses and charges (b)	10.6	0.0	19.7	30.3	21.4	0.0	15.0	36.4
Extraordinary, unusual or non-recurring gains and losses (c)	29.8	0.1	37.0	66.9	20.7	6.7	15.1	42.5
Corporate EBITDA	$641.9	$304.7	$(41.8)	$904.8	$425.1	$233.7	$(43.1)	$615.7

Table 6 (pg-2)

(b)    As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$5.3	$—	$—	$5.3	$10.4	$—	$—	$10.4
Non-cash stock-based employee compensation charges	—	—	11.7	11.7	—	—	7.5	7.5
Total non-cash expenses and charges	$5.3	$—	$11.7	$17.0	$10.4	$—	$7.5	$17.9

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$10.6	$—	$—	$10.6	$21.4	$—	$—	$21.4
Non-cash stock-based employee compensation charges	—	—	19.7	19.7	—	—	15.0	15.0
Total non-cash expenses and charges	$10.6	$—	$19.7	$30.3	$21.4	$—	$15.0	$36.4

(c)     As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$13.9	$(0.3)	$1.0	$14.6	$11.8	$2.5	$1.8	$16.1
Restructuring related charges	6.7	—	1.9	8.6	3.1	—	1.9	5.0
Acquisition related costs	—	—	17.6	17.6	—	—	4.5	4.5
Integration expenses	—	—	7.7	7.7	—	—	—	—
Total extraordinary, unusual or non-recurring items	$20.6	$(0.3)	$28.2	$48.5	$14.9	$2.5	$8.2	$25.6

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$18.9	$0.1	$1.1	$20.1	$17.0	$6.7	$1.8	$25.5
Restructuring related charges	9.3	—	1.9	11.2	3.7	—	1.9	5.6
Acquisition related costs	—	—	26.3	26.3	—	—	11.4	11.4
Integration expenses	1.6	—	7.7	9.3	—	—	—	—
Total extraordinary, unusual or non-recurring items	$29.8	$0.1	$37.0	$66.9	$20.7	$6.7	$15.1	$42.5

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net cash provided by operating activities	$715.1	$678.5	$1,458.6	$1,170.5
Amortization of debt costs	(19.4)	(20.6)	(36.8)	(45.4)
Provision for losses on doubtful accounts	(8.8)	(6.7)	(21.4)	(13.6)
Derivative gains (losses)	2.1	(2.1)	3.6	0.9
Gain on sale of property and equipment	0.5	0.5	1.5	0.7
Loss on revaluation of foreign denominated debt	(1.5)	0.0	(1.5)	(2.5)
Stock-based compensation charges	(11.7)	(7.5)	(19.7)	(15.0)
Lease charges	18.0	21.5	33.3	44.6
Deferred income taxes	(57.5)	(28.9)	(93.5)	(31.3)
Provision for taxes on income	90.5	65.8	144.8	85.3
Interest expense, net of interest income	181.8	151.7	356.8	312.9
Changes in assets and liabilities	206.8	39.6	206.5	84.9
EBITDA	$1,115.9	$891.8	$2,032.2	$1,592.0

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,	June 30,
	2013	2013	2012	2012	2012	2011	2011

Total Corporate Debt	$7,578.8	$7,237.0	$6,545.3	$4,767.9	$4,645.2	$4,704.8	$4,846.8
Total Fleet Debt	10,263.2	9,080.0	8,903.3	7,700.0	6,780.5	6,612.3	6,846.8
Total Debt	$17,842.0	$16,317.0	$15,448.6	$12,467.9	$11,425.7	$11,317.1	$11,693.6

Corporate Restricted Cash
Restricted Cash, less:	$393.2	$425.2	$571.6	$175.4	$211.9	$308.0	$274.3
Restricted Cash Associated with Fleet Debt	(351.6)	(370.5)	(494.0)	(104.0)	(126.5)	(213.6)	(183.2)
Corporate Restricted Cash	$41.6	$54.7	$77.6	$71.4	$85.4	$94.4	$91.1

Net Corporate Debt
Corporate Debt, less:	$7,578.8	$7,237.0	$6,545.3	$4,767.9	$4,645.2	$4,704.8	$4,846.8
Cash and Cash Equivalents	(483.1)	(653.8)	(533.3)	(586.2)	(594.7)	(931.8)	(747.6)
Corporate Restricted Cash	(41.6)	(54.7)	(77.6)	(71.4)	(85.4)	(94.4)	(91.1)
Net Corporate Debt	$7,054.1	$6,528.5	$5,934.4	$4,110.3	$3,965.1	$3,678.6	$4,008.1

Net Fleet Debt
Fleet Debt, less:	$10,263.2	$9,080.0	$8,903.3	$7,700.0	$6,780.5	$6,612.3	$6,846.8
Restricted Cash Associated with Fleet Debt	(351.6)	(370.5)	(494.0)	(104.0)	(126.5)	(213.6)	(183.2)
Net Fleet Debt	$9,911.6	$8,709.5	$8,409.3	$7,596.0	$6,654.0	$6,398.7	$6,663.6

Total Net Debt	$16,965.7	$15,238.0	$14,343.7	$11,706.3	$10,619.1	$10,077.3	$10,671.7

CAR RENTAL RPD (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Car rental segment revenues (b)	$2,329.5	$1,889.6	$4,414.3	$3,547.9
Non-rental revenue	(134.3)	(115.5)	(262.1)	(225.9)
Foreign currency adjustment	12.4	14.2	14.3	13.4
Total rental revenue	$2,207.6	$1,788.3	$4,166.5	$3,335.4
Transactions days (in thousands)	45,439	37,256	84,510	68,925
Worldwide Total RPD (in whole dollars)	$48.58	$48.00	$49.30	$48.39

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Equipment rental segment revenues	$384.3	$335.0	$735.4	$637.1
Equipment sales and other revenue	(35.5)	(31.3)	(65.4)	(57.6)
Foreign currency adjustment	2.2	(0.7)	3.1	(2.2)
Rental and rental related revenue	$351.0	$303.0	$673.1	$577.3

(a)    Based on 12/31/12 foreign exchange rates.

(b)    Includes U.S. off-airport revenues of $362.9 million and $325.3 million for the three months ended June 30, 2013 and 2012, respectively, and $683.8 and $608.0 million for the six months ended June 30, 2013 and 2012, respectively. Also includes revenue from fleet subleases, Donlen leasing transactions and licensee transactions, among other items.

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ July 29, 2013 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as described in more detail in the accompanying tables.

Management uses EBITDA and Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our two business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under Hertz’s senior credit facilities.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (35% in 2013 and 34% in 2012) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for the three months ended June 30, 2013, 465.1 million which represents the weighted average diluted shares outstanding for the period, for the six months ended June 30, 2013, 463.0 million which represents the weighted average diluted shares outstanding for the period and for the three months ended June 30, 2012, 447.4 million which represents the approximate number of shares outstanding at June 30, 2012, for the six months ended June 30, 2012, 447.9 million which represents the average for the period. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Revenue, Total RPD and Total Rental Revenue Per Transaction

Car rental revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, revenue from fleet subleases, Donlen lease transactions, and licensee transactions. But for purposes of calculating total revenue per transaction day, “total RPD,” we exclude non-rental revenues derived from Donlen. Total RPD is calculated as total rental revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth or decline is calculated as the year over year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Free Cash Flow

Free cash flow is calculated as Net cash provided by operating activities less revenue earning equipment expenditures, net of disposal proceeds and car rental fleet financing, less non-fleet capital expenditures, net of non-fleet disposals. Free cash flow is important to management and investors as it represents the cash available for acquisitions and the reduction of corporate debt.

10. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Senior Subordinated Notes, Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

11. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

12. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of June 30, 2013, fleet debt consists of HVF U.S. Fleet Variable Funding Notes, HVF U.S. Fleet Medium Term Notes, RCFC U.S. Fleet Variable Funding Notes, RCFC U.S. Fleet Medium Term Notes, Donlen GN II Variable Funding Notes, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Fleet Notes, European Securitization, Hertz-Sponsored Canadian Securitization, Dollar Thrifty-Sponsored Canadian Securitization, Australian Securitization, Brazilian Fleet Financing and Capitalized Leases relating to revenue earning equipment. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

13. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

14. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.